Exhibit 99.1

ACM Research Updates 2023 Revenue Outlook and
Provides Initial Outlook for 2024 Revenue

—Updates 2023 Revenue Outlook to $530 to$545 Million
—Projected 2024 Revenue of $650 to $725 Million—
—ACM to Participate at Upcoming Conference and Event—

FREMONT, Calif., Jan. 9, 2024 (GlobeNewswire) – ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced wafer-level packaging applications, today has updated its full year 2023 revenue outlook to a range of $530 million to $545 million, versus a range of $520 million to $540 million as was provided in ACM’s third quarter 2023 earnings release issued on November 7, 2023.

ACM also announced that it expects revenue for the full year 2024 to be in the range of $650 million to $725 million. This expectation is based on ACM management’s current assessment of the continuing impact from international trade policy, together with various expected spending scenarios of key customers, supply chain constraints, and the timing of acceptances for first tools under evaluation in the field, among other factors.

“We expect continued growth in 2024 as we continue on our mission to become a key supplier to major semiconductor manufacturers,” said Dr. David Wang, ACM’s President and Chief Executive Officer. “We anticipate solid investments in mature node capacity by our China-based customers, and we remain committed to expanding our multi-product portfolio. We are making good progress with customers in markets beyond mainland China which we believe will begin to contribute to our business in the coming years.”

ACM plans to release its fourth quarter and full year 2023 financial results in late February 2024. The 2023 revenue outlook included in this press release is preliminary. Actual fourth quarter and full year 2023 revenue results are subject to review and audit procedures by ACM’s independent registered public accounting firm.

Upcoming Conferences and Events

ACM will be participating in a virtual investor group meeting hosted by UBS on January 10, 2024 (China time) and virtual 1x1 meetings on January 16, 2024 (U.S. time) at the 26th Annual Needham Growth Conference.

About ACM Research, Inc.

ACM develops, manufactures and sells semiconductor process equipment for single-wafer or batch wet cleaning, electroplating, stress-free polishing and thermal processes that are critical to advanced semiconductor device manufacturing, as well as wafer-level packaging. ACM is committed to delivering customized, high performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield.  For more information, visit www.acmrcsh.com.

Forward-Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

© ACM Research, Inc. The ACM Research logo is trademark of ACM Research, Inc. For convenience, this trademark appears in this press release without a ™ symbol, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to such trademark.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Yujia Zhai
+1 (860) 214-0809
yujia@blueshirtgroup.com

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
gary@blueshirtgroup.com